EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the DoubleLine Opportunistic Credit Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the DoubleLine Opportunistic Credit Fund for the period ended March 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the DoubleLine Opportunistic Credit Fund for the stated period.

/s/ Ronald R. Redell	/s/ Susan Nichols
Ronald R. Redell	Susan Nichols
President and Chief Executive Officer	Treasurer and
Principal Financial Accounting Officer
Dated: 5/30/2018	Dated: 5/30/2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by DoubleLine Opportunistic Credit Fund for purposes of Section 18 of the Securities Exchange Act of 1934.